UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       July 24, 2006
                                                --------------------------------

                                   DeVRY INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                   1-13988                    36-3150143
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
       of incorporation)            File Number)             Identification No.)


  ONE TOWER LANE, OAKBROOK TERRACE, IL                              60181
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code      (630) 571-7700
                                                   -----------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages: 5

                                   DEVRY INC.
                                 FORM 8-K INDEX


                                                                        Page No.


Item 1.01 - Entry into a Material Definitive Agreement                     3

Item 5.02 - Departure of Director or Principal Officers;
            Election of Directors; Appointment of Principal Officers       3

Item 9.01 - Financial Statements and Exhibits                              4

Signatures                                                                 4

Exhibit 99.1                                                               5

Item 1.01 - Entry into a Material Definitive Agreement

On July 24, 2006, DeVry Inc. (the "Company") entered into a letter agreement with Richard M. Gunst pursuant to which he became Chief Financial Officer and Chief Accounting Officer of the Company. The letter agreement provides that Mr. Gunst will:

o receive an initial annual base salary of $275,000, which will be reviewed annually,
o be eligible for a performance bonus with a first year potential of 50% of his base salary,
o receive an initial grant of options for 35,000 shares of the Company's common stock, and
o participate in the Company's health coverage, 401(k) retirement and profit sharing plans as well as the Company's Executive Health Program.

The letter agreement also provides that if Mr. Gunst's employment is terminated by DeVry other than in the event of Mr. Gunst's death or disability or for "cause" (defined as (i) the willful disregard of a published company policy if such violation continues after written notice to Mr. Gunst; (ii) the willful and continued failure by Mr. Gunst to substantially and satisfactorily perform his duties after a written demand for performance is delivered to him; or (iii) willfully engaging in conduct which is demonstrably and materially injurious to the Company's interests, assets, business, reputation or otherwise), Mr. Gunst will receive, upon execution of an appropriate release, continuation of his base salary exclusive of any bonus or benefits for one year past the date of termination of employment, less applicable deductions for tax and other withholdings.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

On July 24, 2006, Norman M. Levine resigned his position as Chief Financial Officer and Chief Accounting Officer of the Company. Mr. Levine remains with the Company as a Senior Vice President.

Also on July 24, 2006, the Company appointed Richard M. Gunst, age 50, as its Chief Financial Officer and Chief Accounting Officer, replacing Norman M. Levine who previously held these positions.

A copy of the press release announcing that Mr. Gunst would become Chief Financial Officer and Chief Accounting Officer and that Mr. Levine has resigned those positions is attached hereto as Exhibit 99.1.

Mr. Gunst was most recently a Senior Vice President and Chief Financial Officer of Sagus International, a manufacturer of furniture for the school and hospitality industries. Mr. Gunst was employed by Sagus International for three months in 2005, following which he served as a consultant, assisting in the recruiting of a new CFO. Prior to this, Mr. Gunst was Senior Vice President and Senior Financial Officer of ConAgra Refrigerated Foods Group, which included such food brands as Armour, Butterball and Egg Beaters, a division of ConAgra Foods Incorporated, a packaged foods company. Mr. Gunst was employed by ConAgra Refrigerated Foods during parts of 2003 and 2004 for approximately nine months. From 1982 to 2003, Mr. Gunst served in a variety of capacities with the Quaker Oats Company and PepsiCo, Inc., both of which are global food and beverage companies, including serving from 2001 to 2003 as Senior Vice President and Chief Financial Officer of the Quaker Food and Beverages unit, a division PepsiCo, Inc., which included such food brands as Quaker Oats, Gatorade and Aunt Jemima.

Mr. Gunst was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction, since July 1, 2006 to which the Company was or is to be a party, and in which Mr. Gunst or any member of his immediate family had or is to have a direct or indirect material interest. There are no family relationships between Mr. Gunst and any of the Company's other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

On July 24, 2006, the Company entered into a letter agreement with Mr. Gunst pursuant to which he became Chief Financial Officer and Chief Accounting Officer. The material terms of such letter agreement are described in Item 1.01 above.

Item 9.01 - Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number    Description
--------------    -----------

99.1              Press Release, dated July 24, 2006, issued by DeVry Inc.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                              DEVRY INC.
                                                             ------------
                                                             (REGISTRANT)



Date: July 24, 2006                                      /s/ Ronald L. Taylor
                                                         --------------------
                                                         Ronald L. Taylor
                                                         Chief Executive Officer